UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of the earliest event reported) August 19, 2013

MANITEX INTERNATIONAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Michigan	001-32401	42-1628978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9725 Industrial Dr., Bridgeview, Illinois		60455
(Address of Principal Executive Offices)		(Zip Code)

(708) 430-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Purchase Agreement

On August 19, 2013, Manitex Sabre, Inc. (the “Purchaser” or “Sabre”), a Michigan corporation and a wholly owned subsidiary of Manitex International, Inc. (the “Company”), entered into a purchase agreement (the “Purchase Agreement”) with Sabre Manufacturing, LLC, an Indiana limited liability company (the “Seller”), to acquire the Seller’s specialized tank trailer business, including the Seller’s accounts receivable, inventory and equipment located in Knox, Indiana. The consideration for the purchase consisted of: (1) $13,000,000 in cash, and (2) 87,928 shares of the Company’s Common Stock, which was valued at $1,000,000 based on the average closing price of $11.37 per share for the ten consecutive trading days ending August 5, 2013. Additionally, the Purchaser assumed certain liabilities including, among others, trade payables, contributions under any Employee Benefit Plans related to transferred employees and product warranty obligations.

In the Purchase Agreement, the Seller made customary covenants as well as certain representations and warranties as to, among other things, title to assets, environmental matters, accounts receivable, litigation, compliance with laws, taxes, intellectual property and product liability. The Purchaser also made customary covenants and representations and warranties in the Purchase Agreement.

The description of the Purchase Agreement set forth above is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K.

A copy of the press release issued by the Company announcing the transaction is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Leases

The Seller was a party to two lease agreements under which it leased certain land and buildings located in Knox, Indiana, which were used to conduct its business. Both leases were amended to extend the lease period and to assign the leases to the Purchaser.

The first lease that the Purchaser assumed was with Sabre Realty LLC for a five acre parcel, with a 60,800 square foot building on it for a seven year period with an initial monthly rent of $10,615 (the “Sabre Lease”). The second lease that the Purchaser assumed was with Brave New World Realty, LLC for a two and a half acre parcel with a 17,000 square foot building on it for a seven year period with an initial monthly rent of $2,968 (the “Brave New World Lease,” and together with the Sabre Lease, the “Leases”). The Leases both contain rent escalation provisions. The Purchaser also has the right and option at the end of the initial lease period to extend each Lease for another five year period. In addition, the Purchaser also has options to purchase the leased facilities at any time during the initial lease-term or option period at price to be negotiated. Each lessor has the right and option to require the Purchaser to buy the land and buildings at a negotiated price upon termination of each Lease

The descriptions of the Leases and the two lease amendments set forth above are not complete and are qualified in their entirety by reference to the Leases and lease amendments, which are attached as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K, and which are incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As set forth in Item 1.01 above, on August 19, 2013, the Purchaser acquired substantially all of the Seller’s business operations. The information set forth in Item 1.01 above under the heading “Purchase Agreement” is incorporated herein by this reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

In connection with the Purchaser’s assumption of the Leases and execution of the amendments thereto, as described in Item 1.01 above, Purchaser became obligated on a direct financial obligation. The information set forth in Item 1.01 above under the heading “Leases” is incorporated herein by this reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information included in Item 1.01 above under the heading “Purchase Agreement” relating to the issuance of the Company’s Common Stock pursuant to the Purchase Agreement is incorporated herein by reference.

The shares of Common Stock issued pursuant to the Purchase Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder.

Item 9.01 Financial Statements Exhibits.

(a) Financial Statements of Business Acquired.

The required financial statements will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

The required pro forma financial statements will be filed as soon as practicable, but in any event no later than 71 calendar days after the date by which this Current Report on Form 8-K is required to be filed.

(c) Shell Company Transactions.

Not applicable.

(d) Exhibits.

See the Exhibit Index set forth below for a list of exhibits included with this Current Report on Form 8-K.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

Date: August 20, 2013

MANITEX INTERNATIONAL, INC.

By:	/s/ DAVID H. GRANSEE
Name:	David H. Gransee
Title:	Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
2.1	Asset Purchase Agreement, effective August 19, 2013, by and among Sabre Manufacturing, LLC, Steven Adler, the majority interest holder and Managing Member of Seller and Manitx Sabre, Inc.

10.1	Commercial lease with Sabre Realty, LLC dated January 1, 2009.

10.2	Commercial lease with Brave New World Realty, LLC dated August 29, 2011

10.3	First Amendment to Commercial lease with Sabre Realty, LLC dated August 19, 2013

10.4	First Amendment to Commercial lease with Brave New World Realty, LLC dated August 19, 2013

99.1	Press release dated August 19, 2013